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                                                                   EXHIBIT 10.06

                          CHANGE IN CONTROL AGREEMENT

                  THIS AGREEMENT ("Agreement") is made and entered into as of this ___ day of ___________, 1996, by and among Aristech Chemical Corporation, a Delaware corporation (hereinafter referred to as the "Company"), and the individual identified on the signature page of this Agreement (the "Executive").

                               W I T N E S E T H:

                  WHEREAS, the Board of Directors of the Company (the "Board") has approved the Company entering into agreements with certain key executives of the Company providing for certain severance protection following a Change in Control (as hereinafter defined);

                  WHEREAS, the Executive is a key executive of the Company;

                  WHEREAS, the Board believes that, should the possibility of a Change in Control arise, it is imperative that the Company be able to receive and rely upon the Executive's advice, if requested, as to the best interests of the Company and its stockholders without concern that he or she might be distracted by the personal uncertainties and risks created by the possibility of a Change in Control; and

                  WHEREAS, in addition to the Executive's regular duties, he or she may be called upon to assist in the assessment of a possible Change in Control, advise management and the Board as to whether such Change in Control would be in the best interests of the Company and its stockholders, and to take such other actions as the Board determines to be appropriate;

                  NOW THEREFORE, to assure the Company that it will have the continued dedication of the Executive and the availability of his or her advice and counsel notwithstanding the possibility, threat, or occurrence of a Change in Control, and to induce the Executive to remain in the employ of the Company, and for other good and valuable consideration, the Company and the Executive, intending to be legally bound, agree as follows:

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                             Article 1. Definitions

                  Whenever used in this Agreement, the following terms shall have the meanings set forth below when the initial letter of the word is capitalized:

                  (a) "Accrued Obligations" shall have the meaning given to such term in Section 3.1(b).

                  (b) "Annual Base Salary" shall have the meaning given to such term in Section 2.2(b)(i).

                  (c) "Base Salary" shall mean the salary of record paid by the Company to the Executive as annual salary, excluding amounts received under incentive or other bonus plans, whether or not deferred.

                  (d) "Beneficiary" shall mean the persons or entities designated or deemed designated by the Executive pursuant to Section 8.2 herein.

                  (e) "Cause" shall mean the occurrence of any one or more of the following:

                        (i) action by the Executive involving willful and wanton malfeasance involving specifically a wholly wrongful and unlawful act;

                        (ii)   the Executive being convicted of a felony;
                               or

                        (iii) a material violation by the Executive of any rule, regulation or policy of the Company generally applicable to all employees.

                  (f) A "Change in Control" shall mean, and shall be deemed to have occurred upon the occurrence of, any one of the following events:

                        (i) any transaction that results in Mitsubishi Corporation and its subsidiaries (which shall include any corporation in an unbroken chain of corporations beginning with Mitsubishi Corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing at least fifty percent (50 percent) of the total combined voting power

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                              of all classes of stock in one of the other
                              corporations in the chain) (collectively, the "MC Group") no longer being the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended), which shall in any event include having the power to vote (or cause to be voted at the direction of any member of the MC Group pursuant to contract, irrevocable proxy or otherwise) of stock possessing at least fifty percent (50 percent) of the combined voting power of the issued and outstanding shares of all classes of the Company's stock entitled to vote generally in the election of directors ("Voting Stock"), whether as a result of the issuance of securities of the Company, any direct or indirect transfer of securities of the Company or otherwise; or

                        (ii) approval by the stockholders of the Company of a reorganization, merger or consolidation, unless, following such reorganization, merger or consolidation, the MC Group beneficially owns, directly or indirectly, stock possessing at least fifty percent (50 percent) of the total combined voting power of the issued and outstanding shares of all classes of Voting Stock of the corporation resulting from such reorganization, merger or consolidation; or

                        (iii) approval by the stockholders of the Company of a
                              complete liquidation or dissolution of the Company; or

                        (iv) the sale or other disposition of sixty percent (60 percent) or more by value of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, the MC Group beneficially owns, directly or indirectly, stock possessing at least fifty percent (50 percent) of the total combined voting power of the issued and outstanding shares of all classes of Voting Stock.

                  (g) "Change in Control Date" shall have the meaning given to such term in Section 2.1.

                  (h) "Disability" shall mean the absence of the Executive from the Executive's duties with the

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                        Company on a full-time basis for one hundred
                        eighty-three (183) consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

                  (i) "Effective Date of Termination" shall mean the date on which the Executive's employment with the Company terminates.

                  (j) "Employment Period" shall have the meaning given to such term in Section 2.1.

                  (k) "Good Reason" shall mean, without the Executive's express written consent, the occurrence of any one or more of the following:

                        (i) A material diminution of the Executive's authorities, duties, responsibilities, and status (including offices, titles, and reporting requirements) as an employee of the Company from those in effect as of one hundred eighty (180) days prior to the Change in Control, other than an insubstantial and inadvertent act that is remedied by the Company promptly after receipt of notice thereof given by the Executive, and other than any such alteration which is consented to by the Executive in writing;

                        (ii) The Company's requiring the Executive to be based at a location in excess of fifty (50) miles from the location of the Executive's principal job location or office immediately prior to the Change in Control, except for required travel on the Company's business to an extent substantially consistent with the Executive's present business obligations;

                        (iii) A reduction in the Executive's base salary or any
                              material reduction by the Company of the Executive's other compensation or benefits from that in effect immediately before the Change in Control occurred;

                        (iv)  The failure of the Company to obtain a
                              satisfactory agreement from any successor to the Company to assume and agree to

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                              perform the Company's obligations under this
                              Agreement, as contemplated in Article 6 herein;
                              and

                        (v) Any purported termination by the Company of the Executive's employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Section 3.6 herein, and for purposes of this Agreement, no such purported termination shall be effective.

                        The Executive's right to terminate employment for Good Reason shall not be affected by the Executive's (A) incapacity due to physical or mental illness or (B) continued employment following the occurrence of any event constituting Good Reason herein.

                  (l) "Notice of Termination" shall have the meaning given to such term in Section 3.6.

                  (m) "Other Benefits" shall have the meaning given to such term in Section 3.1(e).

                  (n) "Recent Average Bonus" shall have the meaning given to such term in Section 2.2(b)(ii).

                  (o) "Severance Benefits" shall have the meaning given to such term in Section 3.1.

                             Article 2.  Employment

         2.1. Employment Period. The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company, subject to the terms and conditions of this Agreement, for the period (the "Employment Period") commencing on the date that a Change in Control occurs (the "Change in Control Date") and ending on the third anniversary of such date.

         2.2.     Terms of Employment.

         (a)      Position and Duties.

                  (i) During the Employment Period, (A) the Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned

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                        at any time during the one hundred eighty (180)- day
                        period immediately preceding the Change in Control Date, and (B) the Executive's services shall be performed at the location where the Executive was employed immediately preceding the Change in Control Date or any office or location less than fifty (50) miles from such location.

                  (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not violate applicable corporate policy as in effect on the Change in Control Date and do not materially interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Change in Control Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Change in Control Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

         (b)      Compensation.

                        (i) Base Salary. During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary") which shall be paid at a rate at least equal to twelve (12) times the highest monthly base salary paid or payable to the Executive by the Company in respect of the twelve (12)-month period immediately preceding the month in which the Change in Control Date occurs. During the Employment Period, the Annual

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                               Base Salary shall be reviewed no more than
                               twelve (12) months after the last salary increase awarded to the Executive prior to the Change in Control Date and thereafter at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased.

                        (ii) Annual Bonus. In addition to Annual Base Salary, the Executive shall be awarded, for each fiscal year ending during the Employment Period, an annual bonus (the "Recent Average Bonus") in cash at least equal to average annual bonus paid to the Executive with respect to the three most recent fiscal years of the Company completed prior to the Change in Control Date. Each such Recent Average Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Recent Average Bonus is awarded, except to the extent that the Executive shall elect to defer the receipt of such Recent Average Bonus.

                        (iii) Incentive, Savings and Retirement Plans. During the Employment Period, the Executive shall be entitled to participate in the Company's Long Term Incentive Plan and all savings, retirement and incentive plans, practices, policies and programs applicable generally to other peer executives of the Company and on the same basis as such peer executives, but in no event shall such plans, practices, policies and programs provide the Executive with benefit opportunities less favorable than the most favorable of those provided by the Company for the Executive under such plans, practices, policies and programs as in effect during the one hundred eighty (180)- day period prior to the Change in Control Date.

                        (iv) Welfare Benefit Plans. During the Employment Period, the Executive and/or the

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                               Executive's family, as the case may be, shall be
                               eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company, but in no event shall such plans, practices, policies and programs provide the Executive with benefit opportunities less favorable than the most favorable of those provided by the Company for the Executive under such plans, practices, policies and programs as in effect during the one hundred eighty
                               (180)-day period prior to the Change in Control Date.

                        (v) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies, practices and procedures of the Company to the extent applicable generally to other peer executives of the Company.

                        (vi) Fringe Benefits. During the Employment Period, the Executive shall be entitled to fringe benefits in accordance with the plans, practices, programs and policies of the Company in effect for other peer executives of the Company, but in no event shall such plans, practices, policies and programs provide the Executive with benefit opportunities less favorable than the most favorable of those provided by the Company for the Executive under such plans, practices, policies and programs as in effect during the one hundred eighty (180)- day period prior to the Change in Control Date.

                     Article 3.  Termination of Employment

                  3.1. Without Cause; For Good Reason. In the event that during the Employment Period either the Executive's employment is involuntarily terminated by the Company without Cause or the Executive voluntarily terminates of the Executive's

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employment with the Company for Good Reason, the Executive shall be entitled to receive from the Company severance benefits ("Severance Benefits") as follows (but subject to Sections 3.7 and 3.8):

                  (a) The Executive shall receive a single lump sum payment within thirty (30) days of the Effective Date of Termination in an amount equal to 2.99 times the sum of (i) the highest rate of the Executive's rate of Annual Base Salary in effect during the twelve (12) month period prior to the Change in Control at any time up to and including the Effective Date of Termination and (ii) the Recent Average Bonus.

                  (b) The Executive shall receive an amount, paid within thirty (30) days of the Effective Date of Termination, equal to the Executive's unpaid Base Salary, accrued but unused vacation pay, earned but unpaid bonuses with respect to the prior fiscal year of the Company and amounts under the Company's Long Term Incentive Plan and all other cash entitlements ("Accrued Obligations") through the Effective Date of Termination.

                  (c) The Executive shall receive an amount, paid within thirty (30) days of the Effective Date of Termination, equal to the product of (i) the Recent Average Bonus and (ii) a fraction, the numerator of which is the number of days in the current fiscal year through the Effective Date of Termination, and the denominator of which is 365.

                  (d) All welfare benefits, including medical, dental, vision, life and disability benefits pursuant to plans under which the Executive and/or the Executive's family is eligible to receive benefits and/or coverage shall be continued for a period of thirty-six (36) months after the Effective Date of Termination. Such benefits shall be provided to the Executive at no less than the same coverage level as in effect as of the Change in Control Date. The Company shall pay the full cost of such continued benefits, except that the Executive shall bear any portion of such cost as was required to be borne by key executives of the Company generally at the Change in Control Date.

                  (e) All other benefits under applicable plans, practices, programs and policies of the Company

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                            ("Other Benefits") shall be timely paid or
                            provided.

                  3.2. Death. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of any Other Benefits. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within thirty (30) days of the Effective Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 3.2 shall include without limitation, and the Executive's estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable benefits provided by the Company to the estates and beneficiaries of peer executives of the Company under such plans, programs, practices and policies relating to death benefits, if any, as in effect with respect to other peer executives and their beneficiaries at any time during the one hundred twenty (120)-day period immediately preceding the Change in Control Date or, if more favorable to the Executive's estate and/or the Executive's beneficiaries, as in effect on the date of the Executive's death with respect to other peer executives of the Company and their beneficiaries.

                  3.3. Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash within thirty (30) days of the Effective Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 3.3 shall include, and the Executive shall be entitled after the Effective Date of Termination to receive, disability and other benefits at least equal to the most favorable of those generally provided by the Company to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect generally with respect to other peer executives and their families at any time during the one hundred twenty (120)-day period immediately preceding the Effective Date of Termination or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter generally with respect to other peer executives of the Company and their families.

                  3.4. With Cause; Other than for Good Reason. If the Executive's employment shall be terminated for Cause during the Employment Period or if the Executive voluntarily terminates

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employment during the Employment Period, excluding a termination for Good
Reason, this Agreement shall terminate without further obligations to the Executive, other than for Accrued Obligations and the timely payment or provision of Other Benefits. In such case, all Accrued Obligations shall be paid to the Executive in a lump sum in cash within thirty (30) days of the Effective Date of Termination.

                  3.5. Termination in Anticipation of Change in Control. Anything in this Agreement to the contrary notwithstanding, if the Executive's employment with the Company is terminated prior to the date on which a Change in Control occurs either (i) by the Company other than for Cause or (ii) by the Executive for Good Reason, and it is reasonably demonstrated that termination of employment (a) was at the request of an unrelated third party who has taken steps reasonably calculated to effect a Change in Control, or (b) otherwise arose in connection with or in anticipation of the Change in Control, then for all purposes of this Agreement the termination shall be deemed to have occurred upon a Change in Control and the Executive will be entitled to Severance Benefits as provided in Section 3.1 hereof.

                  3.6. Notice of Termination. Any termination by the Company for Cause or by the Executive for Good Reason shall be communicated by Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Effective Date of Termination is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty (30) days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

                  3.7. Withholding of Taxes. The Company shall withhold from any amounts payable under this Agreement all federal, state, local, or other taxes as legally shall be required to be withheld.

                  3.8. Certain Excise Taxes. Notwithstanding any other provision of this Agreement to the contrary, if tax counsel selected by the Company and acceptable to the Executive (which acceptance shall not be unreasonably withheld) determines that any portion of any payment under this Agreement would constitute

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an "excess parachute payment," then the payments to be made to the Executive under this Agreement shall be reduced (but not below zero) such that the value of the aggregate payments that the Executive is entitled to receive under this Agreement and any other agreement or plan or program of the Company shall be one dollar ($1) less than the maximum amount of payments which the Executive may receive without becoming subject to the tax imposed by Section 4999 of the Internal Revenue Code; provided, however, that the foregoing limitation shall not apply in the event that such tax counsel determines that the benefits to the Executive under this Agreement on an after-tax basis (i.e., after federal, state and local income and excise taxes) if such limitation is not applied would exceed the after-tax benefits to the Executive if such limitation is applied. Such tax counsel shall make such determinations, and provide to the Company and the Executive written notice supporting such determinations, within fifteen (15) business days after the Change in Control.

                  3.9. Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 3.9 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

                  Article 4. The Company's Payment Obligations

                  4.1. Payment Obligations Absolute. The Company's obligation to make the payments and the arrangements provided for herein shall be absolute and unconditional, and shall not be affected by any circumstances, including, without limitation, any offset, counterclaim, recoupment, defense, or other right which the Company may have against the Executive or any other party. All amounts payable by the Company hereunder shall be paid without notice or demand. Each and every payment made hereunder by the Company shall be final, and the Company shall not seek to recover all or any part of such payment from the Executive or from whomsoever may be entitled thereto, for any reasons whatsoever. Notwithstanding any other provisions of this Agreement to the contrary, the Company shall have no obligation to make any payment to the Executive hereunder to the extent, but

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only to the extent, that such payment is prohibited by the terms of any final order of a Federal or state court or regulatory agency of competent jurisdiction; provided, however, that such an order shall not affect, impair, or invalidate any provision of this Agreement not expressly subject to such order.

                  4.2. Contractual Rights to Benefits. This Agreement establishes and vests in the Executive a contractual right to the benefits to which he is entitled hereunder. Nothing herein contained shall require or be deemed to require, or prohibit or be deemed to prohibit, the Company to segregate, earmark, or otherwise set aside any funds or other assets, in trust or otherwise, to provide for any payments to be made or required hereunder. The Executive shall not be obligated to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Agreement, and the obtaining of any such other employment shall in no event effect any reduction of the Company's obligations to make the payments and arrangements required to be made under this Agreement.

                   Article 5.  Enforcement and Legal Remedies

                  5.1 Resolution of Differences Over Breaches of Agreement. In the event of any controversy, dispute or claim arising out of, or relating to this Agreement, or the breach thereof, or arising out of any other matter relating to the Executive's employment with the Company or the termination of such employment, the Company and the Executive agree that such underlying controversy, dispute or claim shall be settled by arbitration conducted in Pittsburgh, Pennsylvania in accordance with this Section 5.1 of the Agreement and the Commercial Arbitration Rules of the American Arbitration Association. The matter shall be heard and decided, and award rendered by a panel of three
(3) arbitrators. The Company and the Executive shall each select one arbitrator from the American Arbitration Association National Panel of Commercial Arbitrators and the American Arbitration Association shall elect a third arbitrator from the National Panel of Commercial Arbitrators. The award rendered by such arbitration panel shall be final and binding as between the parties hereto and their heirs, executors, administrators, successors and assigns, and judgment on the award may be entered by any court having jurisdiction thereof.

                  5.2 Cost of Enforcement. Solely for purposes of determining the allocation of the costs as described below, the Company will be considered the prevailing party in a dispute if the arbitration panel determines that: (1) the Company has not breached this Agreement and (2) the claim by the Executive or his beneficiary was not made in good faith. Otherwise, Executive or his beneficiary will be considered the prevailing party. In the event that the Company is the prevailing party, the fee of the arbitrators and all necessary expenses of the hearing (excluding

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any attorneys' fees incurred by the Company) including stenographic reporter, if employed, shall be paid by the other party. In the event that Executive or his beneficiary is the prevailing party, the fee of the arbitrators and all necessary expenses of the hearing (including all attorneys' fees incurred by Executive or his beneficiary in pursuing his claim), including the fees of a stenographic reporter if employed, shall be paid by the Company.

                      Article 6. Binding Effect; Successors

                  The rights of the parties hereunder shall inure to the benefit of their respective successors, assigns, nominees, or other legal representatives. The Company shall require any successor (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition of property or stock, liquidation, or otherwise) to all or a significant portion of the assets of the Company, as the case may be, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company, as the case may be, would be required to perform if no such succession had taken place. Regardless of whether such agreement is executed, this Agreement shall be binding upon any successor in accordance with the operation of law and such successor shall be deemed the "Company," as the case may be, for purposes of this Agreement.

                         Article 7. Term of Agreement

                  The term of this Agreement shall commence on the date of this Agreement and shall continue in effect for three (3) full years. However, in the event a Change in Control occurs during the term, this Agreement will remain in effect for the longer of: (i) thirty-six (36) months beyond the month in which such Change in Control occurred; or (ii) until all obligations of the Company hereunder have been fulfilled, and until all benefits required hereunder have been paid to the Executive or other party entitled thereto. The term of this Agreement shall be extended automatically for one additional year as of the third anniversary of the date hereof and each subsequent annual anniversary date hereof, unless, no later than ninety (90) days prior to any such renewal date, either the Board, on behalf of the Company, or the Executive gives written notice to the other that the term of this Agreement shall not be so extended.

                           Article 8. Miscellaneous

                  8.1. Employment Status. Neither this Agreement nor any provision hereof shall be deemed to create or confer upon the

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



Executive prior to the occurrence of a Change in Control any right to be retained in the employ of the Company or any subsidiary or other affiliate thereof.

                  8.2. Beneficiaries. The Executive may designate one or more persons or entities as the primary and/or contingent Beneficiaries of any Severance Benefits owing to the Executive under this Agreement. Such designation must be in the form of a signed writing acceptable to the Board of the Company. The Executive may make or change such designation at any time.

                  8.3. Entire Agreement. This Agreement contains the entire understanding of the Company and the Executive with respect to the subject matter hereof.

                  8.4. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural.

                  8.5. Notices. All notices, requests, demands, and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first-class certified mail, return receipt requested, postage prepaid, to the other party, addressed as follows:

                  (a)       if to the Company:

                            Aristech Chemical Corporation
                            600 Grant Street
                            Pittsburgh, PA  15219
                            Attn: Chairman of the Board

                  (b) if to Executive, to him or her at the address set forth at the end of this Agreement. Addresses may be changed by written notice sent to the other party at the last recorded address of that party.

                  8.6. Execution in Counterparts. This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

                  8.7. Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included. Further, the captions of this Agreement are not part of the provisions hereof and shall have no force and effect.

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



                  8.8. Modification. No provision of this Agreement may be modified, waived, or discharged unless such modification, waiver, or discharge is agreed to in writing and signed by the Executive and on behalf of the Company.

                  8.9. Applicable Law. To the extent not preempted by the laws of the United States, the laws of the Commonwealth of Pennsylvania, other than the conflict of law provisions thereof, shall be the controlling law in all matters relating to this Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                       ARISTECH CHEMICAL CORPORATION

                                       By:
                                          ------------------------------

                                       Title:
                                              --------------------------


                                       EXECUTIVE

                                       ---------------------------------
                                       Name:
                                       Address:

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